Exhibit 10.3

CONSULTING AGREEMENT

CONSULTING AGREEMENT made as of June __, 2009, by and between Haichel Esther, with an office at _________________________ Brooklyn, NY, (the “Consultant”) and Fresh Harvest Products, a publicly traded company listed on the OTCBB (FRHV). A New Jersey Corporation and with offices also at; 280 Madison Avenue, Suite 1005, New York, NY 10016. (the “Company”).

WHEREAS, the Company desires to obtain the benefit of the services of ‘Consultant’ to provide the services hereinafter set forth to the Company during a two year period commencing June __, 2009 and ending on June__, 2011 at the rate of compensation set forth herein; and

WHEREAS, Consultant desires to render such services to the Company;

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and the acts herein described, it is agreed between the parties as follows:

1.

The Company hereby engages and retains Consultant and Consultant hereby agrees to render services and give advice to the Company, for a two (2) year period commencing June __, 2009, and ending June __, 2010.

2.

The services to be rendered by Consultant shall consist using its reasonable best efforts and as listed below in clause 8. The Company shall fully cooperate with the consultant in these efforts. Consultant shall have the sole discretion as to the form, manner and place in which said services shall be rendered and the amount of time to be devoted to serve under this Agreement.  Consultant shall devote to the Company only such time as it may deem necessary, and when reasonably requested by the Company.  Consultant shall, by this Agreement, be prevented or barred from rendering services of the same or similar nature, as herein described, or any services for product development or related services whatsoever for or on behalf of persons, firms or corporations other than the Company.

3.

The Company shall compensate the Consultant on a performance basis for the development of 4 (four) New Products, specifically beverage products, and prepare such beverages to be ready to be sold in the market place, which shall include the product ingredients, product nutritional information, product labeling and final product pricing.  Upon completion of each product in the time limit set forth in the table and subject to this section, Consultant shall receive compensation as per the chart below.

PRODUCT DEVELOPMENT	# SH	Time Limit*
Product 1	2,100,000	6 months
Product 2	2,100,000	12 months
Product 3	2,100,000	18 months
Product 4	2,100,000	24 months
TOTAL	8,400,000

*The Time Limits as determined in the chart above, shall begin as of the date of this Agreement.  Any and all time limits in the table above shall be suspended if such time limit is missed solely because the Company could not afford to purchase the inventory required for the initial run of any of the developed products and related costs, i.e. purchasing the product labels and the bottles.  Such time limit will be placed on hold from the date that the inventory and/or materials could not be purchased, until the time when the Company purchases the required amount of inventory, at which time the time limit will continue.

4.

The Company agrees to indemnify and hold harmless Consultant and any assignee, its officers, directors, employees and agents and each person, if any who controls the Consultant, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to attorneys' fees and any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue or alleged untrue statement of a material fact contained (i) in any information provided to Consultant by the Company or (ii) arising out of Consultant’s services.

If any action is commenced against the Consultant or any of its officers, directors, employees, agents or controlling persons (an indemnified party) in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the indemnifying party in writing of the commencement of such action and the indemnifying party shall assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses.  Such indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party in connection with the defense of such action or the indemnifying party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party.  Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.  The Company agrees promptly to notify the Consultant of the commencement of any litigation or proceeding against the Company or any of its officers or directors in connection with any matter covered by the services to be rendered by Consultant.

None of the Consultant its officers, directors, employees, affiliates, subsidiaries, agents or controlling persons shall have any liability to the Company, its subsidiaries or affiliates or any person asserting a claim on behalf of or in the right of the Company or its subsidiaries or affiliates in connection with or as a result of Consultant’s engagement hereunder or any matter referred to herein, except to the extent that a loss, claim, liability, damage or expense incurred by the Company or its subsidiary or affiliate is finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct or fraud of the person or entity performing services hereunder.  The Company, for itself and for anyone claiming through it or in its name or on behalf of its security holders or other owners irrevocably waives any right it may have to a trial by jury with respect to relative to or arising under this Agreement or Consultant’s engagement hereunder.  Without the prior written consent of Consultant, which shall not be unreasonably withheld, the Company shall not settle, compromise, or consent to the entry of a judgment in any pending or threatened claim, action or proceeding if, following such event, indemnity against the Consultant or its officers, directors, employees affiliates subsidiaries, agents, or controlling persons may be sought.

5.

This instrument contains the entire agreement of the parties.  There are no representations or warranties other than as contained herein and there shall not be any liability to Consultant for any services rendered to the Company pursuant to the terms of this Agreement.  No waiver or modification hereof shall be valid unless executed in writing with the same formalities as this Agreement.  Waiver of the breach of any term or condition of this Agreement shall not be deemed a waiver of any other of subsequent breach, whether of like or of a different nature.

6.

This Agreement shall be construed according to the laws of the State of New York as they are applied to agreements executed and to be performed entirely within such State and shall be binding upon the parties hereto, their successors and assigns.

7.

All notices required to be given under his agreement shall be given by Certified Mail Return Receipt Requested or by recognized overnight courier (signature required) to the addresses set forth at the head of this Agreement unless a different address is specified in a notice to a party.

8.

As used in this Agreement, the term "New Product" means any beverage product conceived, created, designed and developed by Consultant during the Term (as defined below).  The Company will own and control all of the rights, including but not limited to all of the Intellectual Property Rights, product formulations, designs, prototypes, tooling and all related information for such New Product.

Consultant shall develop such products with the Company, and the Company shall have creative controls over the new products and over all packaging, advertising, press releases, naming and promotion therefore, including, without limitation, all creative controls over all stages of New Product conception, creation, design, development and completion.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed and their respective seals to be hereunto affixed the day and year first above written.

Haichel Esther

Fresh Harvest Products, Inc.

By: ________________________

By: ________________________

      Barry Moskowitz

      Michael J. Friedman

President

      President, CEO